UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12.

TRUBRIDGE, INC.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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The presentation below was first used or made available on April 23, 2026 and contains information relating to the proposed acquisition of TruBridge, Inc., a Delaware corporation (the “Company”), by Inventurus Knowledge Solutions, Inc., a Delaware corporation (“Parent”), pursuant to the terms of an Agreement and Plan of Merger by and among the Company, Parent, IKS Next Horizon, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and solely for certain limited purposes as specified therein, Inventurus Knowledge Solutions Limited, an Indian public limited company.

April 23, 2026 IKS Health Acquisition of TruBridge

Transaction Details IKS Health has announced the company will acquire 100% of TruBridge in an all-cash transaction for $26.25 per share The transaction has an enterprise value of approximately $557 million The transaction is expected to close during the third calendar quarter of 2026, subject to the satisfaction of customary closing conditions, including the requisite shareholder approvals and the Hart-Scott-Rodino (HSR) notification and waiting period TBRG will be delisted from NASDAQ upon close of the transaction

Strategic Rationale Builds a more complete service offering by combining IKS's strengths in ambulatory RCM and value-based care with TBRG's expertise in acute care RCM and EHR for rural and community hospitals Together, TruBridge and IKS Health will support more than 2,000 healthcare organizations and over 150,000 clinicians across ambulatory and acute care with a broad portfolio of solutions to improve clinical, operational, and financial excellence Creates a more scalable delivery model by combining IKS's global operations with TBRG's established local presence Pairs IKS's workflow platform with TBRG's EHR system, giving clients both a system of action and a system of record under one roof By combining with IKS Health, we bring together complementary platforms and deep expertise to better serve customers, strengthen our revenue cycle capabilities, and accelerate AI-driven innovation within our platforms and EHR to support rural and community healthcare

Cautionary Statement Regarding Forward-Looking Statements Certain statements in this communication may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the parties to the proposed transaction; the risk that TruBridge, Inc. (“TruBridge”) stockholders may not approve the proposed transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner or at all, including approval by the shareholders of IKS as may be necessary in connection with the transaction and debt financing; risks related to the satisfaction of the conditions to funding, finalization of the financing documentation and the consummation of the financing contemplated for the proposed transaction; risks related to financial community and rating agency perceptions of TruBridge and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management’s time from ongoing business operations due to the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of TruBridge to retain customers and retain and hire key personnel and maintain relationships with suppliers and partners, and on TruBridge’s operating results and businesses generally; the amount of the costs, fees, expenses and other charges related to the proposed transaction; risks related to the potential impact of general economic, geopolitical and market factors on the companies or the proposed transaction; and such other factors as are set forth in TruBridge’s periodic public filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to those described under the headings “Risk Factors” and “Special Note Regarding Forward Looking Statements” in its Form 10-K for the fiscal year ended December 31, 2025 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. TruBridge’s forward-looking statements speak only as of the date of this communication or as of the date they are made. TruBridge is under no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Additional Information and Where to Find It This communication may be deemed to be solicitation material in respect of the proposed transaction between TruBridge, IKS Health and IKS USA. In connection with the proposed transaction, TruBridge will file a proxy statement on Schedule 14A with the SEC, as well as other relevant materials regarding the proposed transaction. Following the filing of the definitive proxy statement, TruBridge will mail the definitive proxy statement and a proxy card to its stockholders in connection with the proposed transaction. SECURITY HOLDERS OF TRUBRIDGE ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TRUBRIDGE, IKS, IKS USA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about TruBridge, without charge, at the SEC’s website, http://www.sec.gov.

Participants in Solicitation TruBridge and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of TruBridge is set forth in the proxy statement for TruBridge’s 2025 Annual Meeting of Stockholders, including under the headings entitled “Proposal 1: Election of Directors”, “Corporate Governance and Board Matters”, “Executive Compensation and Other Information”, “Security Ownership of Certain Beneficial Owners and Management”, “Proposal 2: Approval of the Second Amendment to the Certificate of Incorporation to Declassify Our Board of Directors”, “Proposal 3: Approval of TruBridge, Inc. Second Amended and Restated 2019 Incentive Plan”, and “Proposal 4: Advisory Vote on Compensation of Our Named Executive Officers”, which was filed with the SEC on March 26, 2025 and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001169445/000119312525063302/d900633ddef14a.htm, TruBridge’s Current Report on Form 8-K filed with the SEC on January 8, 2026, including under the heading “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001169445/000119312526007672/d96923d8k.htm, TruBridge’s Current Report on Form 8-K filed with the SEC on October 3, 2025, including under the heading “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” and which is available at: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001169445/000119312525229309/d894776d8k.htm, and TruBridge’s Current Report on Form 8-K filed with the SEC on May 8, 2025, including under the heading “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001169445/000119312525115975/d848279d8k.htm. To the extent holdings of TruBridge’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1169445&owner=exclude. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available